 [ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.60

Chordiant Fiscal Year 2008 Executive Incentive Bonus Plan

Executive Bonus Plan
The Executive Bonus Plan will cover all Executive Officers and Vice Presidents of the Company (excepting those paid on sales commission plans).  Bonuses under this plan will be calculated and paid (if applicable) quarterly based on corporate results filed on Forms 10-Q and 10-K versus Chordiant’s established FY2008 Financial Plan as compared against four quantitative measures: contract value (Bookings), GAAP Revenue, Non-GAAP Operating Profit, Cash Flow (as defined below) and one discretionary component managed by the Chief Executive Officer. Total bonuses paid for the fiscal year under the plan shall not exceed 300% of the bonus opportunity for any one individual.  Payment and earnings in any one quarter will be limited to a maximum of 100% of the participant’s targeted bonus for that quarter.  At the end of the fiscal year, the Company will calculate performance in total for the plan year and evaluate attainment against full plan year goals. Performance in excess of 100% of the total plan year goal, but no greater than 300% of the total plan year goal for each element or in aggregate,  will be paid not later than 60 days after fiscal year end (or later if audited results are not completed) according to the acceleration schedule for each measure.

Plan Summary

Quantitative Components:
•	Contract Value (Bookings) in $US
•	GAAP Revenue in $US
•	Non GAAP Operating Profit in $US
•	Cash flow Generation in $US
Discretionary Component:
•	CEO Discretionary

Plan annual maximum payout to individuals – 300%

Payments
•	Quarterly
•	Limited to 100% maximum payment each quarter
•	Overachievement paid at end of fiscal year

Component – Contract Value (Bookings)
Weighting – 25%

Total Bookings Goal (in $US)

Q1                                  $[ * ]
Q2                                  $[ * ]
Q3                                  $[ * ]
Q4                                  $[ * ]
FY2008                                $[ * ]

    Performance*                                                      Payout*
Thresholds                                            80%                                            50%
100%                                           100%
120%                                           200%
130%                                           300%

Component – Revenue
Weighting – 25%

Revenue Goal (Reported GAAP Revenue in $US)

Q1                                  $[ * ]
Q2                                  $[ * ]
Q3                                  $[ * ]
Q4                                  $[ * ]
FY2008                                $[ * ]

    Performance*                                        Payout*
Thresholds                     80%                                            25%
100%                                           100%
120%                                           200%
130%                                           300%

Component – Non GAAP Operating Profit
Weighting – 25% for executives other than the CEO and 35% for the CEO

(Reported Non-GAAP Operating Profit in $US)

Q1                                    $[ * ]
Q2                                    $[ * ]
Q3                                    $[ * ]
Q4                                    $[ * ]
FY2008                                  $[ * ]

                                     Performance*                          Payout*
Thresholds                     80%                                            25%
100%                                           100%
120%                                           200%
130%                                           300%

Component – Cash Flow
Weighting – 15%

(Periodic Change in Reported Cash, Cash Equivalents, Marketable Securities and Restricted Cash in $US)

Q1                                    $[ * ]
Q2                                    $[ * ]
Q3                                    $[ * ]
Q4                                    $[ * ]
FY2008                                  $[ * ]

                                     Performance*                            Payout*
Threshold                       80%                                            25%
100%                                           100%
120%                                           200%
130%                                           300%

*Performance and payout interpolate between levels

Component – CEO Discretionary
Weighting – 10% for executives other than the CEO

This component is paid at the sole discretion of the CEO.  Should the quantitative metrics specified above justify a bonus payment above 100% for the quantitative portion of this bonus plan, then the payment under this opportunity increases proportionately.

Bookings

Contract value (“Bookings”) is a basis for measurement under the Executive Bonus Plan.  Bookings under this plan will be defined as the booking amount measured and represented by the non-cancelable portion of revenue under a contract or contracts plus executed statements of work.  The cancelable portion of a contract will receive booking credit when the customer and/or Chordiant performs tasks specified in the contract or a time limitation contained in the contract expires such that the contract relating to that portion of Bookings is no longer cancelable by the customer.  For each fiscal quarter, total Bookings will be determined utilizing the Company’s internal financial statements measured against the Company’s 2008 Annual Financial Plan.
The portion of an executive’s bonus opportunity related to Bookings (a “Bookings Portion”) is determined and (if applicable) distributed equally across the fiscal year, with 25% of the Bookings Portion eligible for payment each quarter.  Whether the Bookings Portion qualifies for payment, however, is determined entirely by actual Company performance against the Company’s Bookings goals according to the following schedule:

•  If the Company does not achieve at least 80% of its Bookings goal for the quarter, then none of the Bookings Portion will qualify for payment that quarter.

•  If the Company achieves at least 80% of its Bookings goal for the quarter, but less than 100% of its Bookings goal for the quarter, then 50% of an executive’s target for the Bookings Portion will qualify for payment, with an additional 2.5% of an executive’s target for the Bookings Portion qualifying for payment for each 1% above 80% to 100% of the Bookings goal that was achieved for the quarter.

•  If the Company achieves greater than 100% of its Bookings goal but less than 120% of its Bookings goal, then an additional 5% of an executive’s target will qualify for payment after year end for each 1% above 100% of Bookings goal to 120% of Bookings goal. From 120% of Bookings goal to 130% of Bookings goal,  an additional 10% of an executive’s target will qualify for payment after year end for each 1% above 120% of Bookings goal to 130% of Bookings goal until the maximum payout of 300% is reached.

Revenue
Revenue is the second measure for the Executive Bonus Plan and is defined as revenue as recognized under GAAP on the Company’s quarterly consolidated statement of operations in $US.

•  If the Company does not achieve at least 80% of its revenue goal for the quarter, then none of the Revenue Portion will qualify for payment that quarter.

•  If the Company achieves at least 80% of its revenue goal for the quarter then 25% of an executive’s target for the revenue portion will qualify for payment, with an additional 3.75% of an executive’s target for the revenue portion qualifying for payment for each 1% above 80% of revenue goal to 100% of the revenue goal that was achieved for the quarter.

•   If the Company achieves greater than 100% of its revenue goal, then an additional 5% of an executive’s target will qualify for payment after year end for each 1% above 100% of revenue goal until the payment of 200% at 120% of goal is reached. From 120% of revenue goal to 130% of revenue goal, then an additional 10% of an executive’s target will qualify for payment after year end for each 1% above 120% of Revenue goal to 130% of revenue goal until the maximum payout of 300% is reached.

Non GAAP Operating Profit

Non-GAAP Operating Profit is the third measure for the Executive Bonus Plan and is defined as Non-GAAP Operating Profit reported on  the Company’s quarterly Non-GAAP consolidated statement of operations in $US.  Historically, these Non-GAAP results exclude amortization of intangible assets and capitalized software development, stock-based compensation and other non-recurring charges.

•  If the Company does not achieve at least 80% of its Non-GAAP Operating Profit goal for the quarter, then none of the Non-GAAP Operating Profit portion will qualify for payment that quarter.

•  If the Company achieves at least 80% of its Non-GAAP Operating Profit  goal for the quarter then 25% of an executive’s target for the Non-GAAP Operating profit portion will qualify for payment, with an additional 3.75% of an executive’s target for the Non-GAAP operating profit portion qualifying for payment for each 1% above 80% of revenue goal to 100% of the Non-GAAP Operating Profit goal that was achieved for the quarter.

•   If the Company achieves greater than 100% of its Non-GAAP Operating Profit goal, then an additional 5% of an executive’s target will qualify for payment after year end for each 1% above 100% of Non-GAAP Operating Profit goal until the payment of 200% at 120% of goal is reached. From 120% of Non-GAAP Operating Profit goal to 130% of Non-GAAP Operating Profit goal, then an additional 10% of an executive’s target will qualify for payment after year end for each 1% above 120% of Non-GAAP Operating profit goal to 130% of Non-GAAP Operating Profit goal until the maximum payout of 300% is reached.

Cash Flow

Cash Flow is the fourth  measure for the Executive Bonus Plan and is defined as the periodic Change in Reported Cash, Cash Equivalents, Marketable Securities and Restricted Cash)  reported on  the Company’s quarterly consolidated statement of balance sheets in $US.

•  If the Company does not achieve at least 80% of its revenue goal for the quarter, then none of the Revenue Portion will qualify for payment that quarter.

•  If the Company achieves at least 80% of its Non-GAAP Operating Profit goal for the quarter then 25% of an executive’s target for the Non-GAAP Operating profit portion will qualify for payment, with an additional 3.75% of an executive’s target for the Non-GAAP operating profit portion qualifying for payment for each 1% above 80% of revenue goal to 100% of the Non-GAAP Operating Profit goal that was achieved for the quarter.

•   If the Company achieves greater than 100% of its Cash Flow goal, then an additional 5% of an executive’s target will qualify for payment after year end for each 1% above 100% of Cash Flow goal until the payment of 200% at 120% of goal is reached. From 120% of Cash Flow goal to 130% of  Cash Flow goal, then an additional 10% of an executive’s target will qualify for payment after year end for each 1% above 120% of Cash Flow goal to 130% of Cash Flow goal until the maximum payout of 300% is reached.

Calculations

Calculations of quarterly payouts will be done on a quarterly stand-alone basis. At the end of the fiscal year the calculation of any payment in excess of 100% will be based on the results for the full year.  Executives joining the Company mid-year will only be entitled to a pro-rata portion of the bonus amount that exceeds 100%.

Payment

The final decision to pay a bonus will remain the decision of the Board of Directors or the Compensation Committee if so delegated by the Board.  The Board may in its own discretion, determine to pay or not pay a bonus based upon the factors listed above or other Company performance criteria it deems appropriate.  The factors listed above are guidelines to assist the Board, or the Committee, as the case may be, in its judgment but the final decision to pay or not pay is in the discretion the Board.  In its discretion, the Committee may recommend, and the Board has the authority to approve, a payment of up to 50% of an executive’s bonus opportunity to an individual(s) without regard to the performance criteria set forth in this plan.

Bonuses are generally calculated within thirty (30) days after the end of any given quarter and are generally paid within forty-five (45) days after the end of a given quarter, and generally not later than 60 days following the end of such quarter.  Bonuses are then paid in the next regularly-scheduled paycheck.  Payment for achievement of greater than 100% of plan goal generally will be made not later than 60 days following the close of the Company’s fiscal year.  These payment dates are contingent upon the Company filing its periodic forms 10-Q and 10-K.

No bonus is earned until it is paid under this plan.  Therefore, in the event the employment of an executive eligible under this plan  is terminated (either by the Company or by the eligible executive, whether voluntarily or involuntarily) before a bonus is paid, then the executive will not be deemed to have earned that bonus, and will not be entitled to any portion of that bonus.

Questions regarding the Plan should be directed to the Chief Executive Officer or the Vice President of Human Resources.  Acceptance of payment(s) under the Plan constitutes full and complete acceptance of its terms and conditions.  Any eligible employee wishing to not participate in the Plan must notify the Vice President, Human Resources in writing of their desire and intent.

Nothing in this Plan is intended to alter the at-will nature of employment with the Company, that is, the executive’s right or the Company’s right to terminate the executive’s employment at will, at any time with or without cause or advance notice.  In addition, acceptance of this Plan shall not be construed to imply a guarantee of employment for any specified period of time.

This Plan contains the entire agreement between the Company and its executives on this subject, and supersedes all prior bonus compensation plans or programs of the Company and all other previous oral or written statements regarding any such bonus compensation programs or plans.

The contents of this Plan are Company confidential.  This Plan shall be governed by and construed under the laws of the State of California.

*   *   *

I have read and understand the provisions of this 2008 Executive Bonus Plan and hereby accept its terms.

Employee Name (Printed)                                                      Employee Signature                                                      Date